                                                                  EXHIBIT 25.1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                _______________

                                   FORM T-1

             Statement of Eligibility and Qualification Under the
                 Trust Indenture Act of 1939 of a Corporation
                         Designated to Act as Trustee

                FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION

              (Exact name of Trustee as specified in its charter)

         United States                         94-3160100
     (State of Incorporation)       (IRS Employer Identification No.)

        One California Street, Suite 400
           San Francisco, California                        94111
     (Address of Principal Executive Offices)            (Zip Code)

                           SEAGATE TECHNOLOGY, INC.

              (Exact name of obligor as specified in its charter)

                                   DELAWARE

        (State or other jurisdiction of Incorporation or organization)

                                  94-2612933

                     (I.R.S. Employer Identification No.)

                                920 Disc Drive
                       Scotts Valley, California  95066

             (Address of principal executive offices and zip code)

                                Debt Securities

                      (Title of the Indenture Securities)

First Trust of California, N.A.         Call Date: 12/31/96     ST-BK: 61431    FFIEC: 033
1 California Street, Suite 400          Vendor ID: D            Cert: 33626     Page RC-1
San Francisco CA 94111

Transit Number: 12191400

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                                                    C200
                                                                                             Dollar Amounts in Thousands
___________________________________________________________                                  ---------------------------
ASSETS
  1  Cash and balances due from depository institutions (from Schedule RC-A)                 RCON
                                                                                             ----
     a.  Noninterest-bearing balances and currency  and coin (1)                           0081       44,512     1.a
     b.  Interest-bearing balances (2)                                                     0071            0     1.b
  2  Securities:
     a  Held-to-maturity securities (from Schedule RC-B, column A)                         1754            0     2.a
     b  Available-for-sale securities (from Schedule RC-B, column D)                       1773        3,999     2.b
  3  Federal funds sold and securities purchased under agreements to resell:
     a  Federal funds sold                                                                 0276            0     3.a
     b  Securities purchased under agreements to resell                                    0277            0     3.b
  4  Loans and lease financing receivables:
     a  Loans and leases, net of unearned income        RCON
                                                        ----
        (from Schedule RC-C)                            2122           0                                         4.a
     b  LESS: Allowance for loan and lease losses       3123           0                                         4.b
     c  LESS: Allocated transfer risk reserve           3128           0                                         4.c
     d  Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c)                               2125            0     4.d
  5  Trading assets                                                                        3545            0     5
  6  Premises and fixed assets (including capitalized leases)                              2145          426     6
  7  Other real estate owned (from Schedule RC-M)                                          2150            0     7
  8  Investments in unconsolidated subsidiaries and associated
      companies (from Schedule RC-M)                                                       2130            0     8
  9  Customers' liability to this bank on acceptances outstanding                          2155            0     9
 10 Intangible assets (from Schedule RC-M)                                                 2143       81,050    10
 11 Other assets (from Schedule RC-F)                                                      2160        7,090    11
 12 Total assets (sum of items 1 through 11)                                               2170      137,077    12
--------------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                                Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------
LIABILITIES
13  Deposits:                                                                   RCON
     a  In domestic offices (sum of totals of                                   ----
         columns A and C from Schedule RC-E)                                    2200             0      13.a
                                                   RCON
                                                   ----
         (1)  Noninterest-bearing (1)              6631      0                                          13.a.1
         (2)  Interest-bearing                     6636      0                                          13.a.2
     b  In foreign offices, Edge and Agreement subsidiaries, and IBFs
         (1) Noninterest-bearing                                                             .....
         (2) Interest-bearing                                                                .....
14  Federal funds purchased and securities sold under agreements to repurchase:
    a. Federal funds purchased                                                  0278             0      14.a
    b. Securities sold under agreements to repurchase                           0279             0      14.b
15  a. Demand notes issued to the U.S. Treasury                                 2840             0      15.a
    b. Trading liabilities                                                      3548             0      15.b
16  Other borrowed money:
    a. With a remaining maturity of one year or less                            2332             0      16.a
    b. With a remaining maturity of more than one year                          2333             0      16.b
17  Mortgage indebtedness and obligations under capitalized leases              2910             0      17
18  Bank's liability on acceptances executed and outstanding                    2920             0      18
19  Subordinated notes and debentures                                           3200             0      19
20  Other liabilities (from Schedule RC-G)                                      2930        11,120      20
21  Total liabilities (sum of items 13 through 20)                              2948        11,120      21
22  Limited-life preferred stock and related surplus                            3282             0      22

EQUITY CAPITAL
23  Perpetual preferred stock and related surplus                               3838             0      23
24  Common stock                                                                3230         1,000      24
25  Surplus (exclude all surplus related to preferred stock)                    3839       126,260      25
26  a. Undivided profits and capital reserve                                    3632        (1,303)     26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities                                                               8434             0      26.b
27  Cumulative foreign currency translation adjustments                                    .......
28  Total equity capital (sum of items 23 through 27)                           3210       125,957      28
29  Total liabilities, limited-life preferred stock, and equity capital
      (sum of items 21, 22, and 28)                                             3300       137,077      29

MEMORANDUM

To be reported only with the March Report of Condition
 1.   Indicate in the box at the right of the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any
      date during 1995                                                          6724          N/A        M.1

1 = Independent audit of the bank conducted in accordance with general accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statement by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

_______________
(1) Includes total demand deposit and noninterest-bearing time and savings deposits.

                                   EXHIBIT 6

                                    CONSENT


In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated February 10, 1997


                FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION


                            /s/ KRISTIN M. BOETTGER
                       ---------------------------------
                              Kristin M. Boettger
                            Assistant Vice President

                                    GENERAL


1.  GENERAL INFORMATION.  Furnish the following information as to the trustee.
    -------------------

(a) Name and address of each examining or supervising authority to which it is subject.

              Controller of the Currency
              Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.
              Yes

2.  AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS. If the obligor or any
    ------------------------------------------
    underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.
          None
    See Note following Item 16

Items 3-12 are not applicable by virtue of response to Item 13.
---------------------------------------------------------------

13. DEFAULTS BY THE OBLIGOR.
    -----------------------

    (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

           There is not nor has there been a default with respect to the securities under this indenture.

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

            The trustee is not a trustee under any other indenture under which any other securities or certificates of interest or participation in any other securities of the obligor are outstanding.

14. AFFILIATIONS WITH THE UNDERWRITERS.
    ----------------------------------

    Not applicable by virtue of response to Item 13.


15. FOREIGN TRUSTEE.
    ---------------

    Not applicable.

16. LIST OF EXHIBITS.  List below all exhibits filed as a part of this
    ----------------
    statement of eligibility and qualification.

    Exhibit 1 - Articles of Association of First Trust of California, National
                Association dated June 5, 1992. Incorporated herein by reference to Exhibit 1 filed with Form T-1 statement, Registration No. 33-50826

    Exhibit 2 - Certificate of the Comptroller of Currency as to authority of
                First Trust of California, National Association to commence the business of banking. Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-50826

    Exhibit 3 - Authorization of the Comptroller of Currency granting First
                Trust of California, National Association, the right to exercise corporate trust powers. Incorporated herein by reference to
                Exhibit 3 filed with Form T-1 Statement, Registration No. 33-
                50826

    Exhibit 4 - By-Laws of First Trust of California, National Association,
                dated June 15, 1992. Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 33-50826, as amended by the Resolution dated January 12, 1993, attached hereto.

    Exhibit 5 - Not Applicable

    Exhibit 6 - Consent of First Trust of California, National Association,
                required by Section 321(b) of the Act.

    Exhibit 7 - Report of Condition of First Trust of California, National
                Association, as of the close of business on December 31, 1996 published pursuant to law or the requirements of its supervising or examining authority attached hereto.

                                     NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the trustee by the obligor. While the trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Trust of California, National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of San Francisco and State of California on the 10th day of February 1997.



                FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION


                            /s/ KRISTIN M. BOETTGER
                     -------------------------------------
                              Kristin M. Boettger
                           Assistant Vice President


(SEAL)


/s/ FRANCINE ROCKETT
______________________
Francine Rockett
Assistant Secretary

                                  RESOLUTION
                FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION
                               BYLAWS AMENDMENT

As amended by the board of directors of First Trust of California, National Association (the "Association"), a national banking association, at a meeting held at the principal offices of the Association, at 101 California Street, Suite 1150, San Francisco, California, on the 12th day of January, 1993, at 11:15 am.

WHEREAS, The Association has received written approval from its regulator, the Office of the Comptroller of the Currency ("OCC"), to appoint to its Trust Audit Committee directors which are active officers and/or directly manage the fiduciary activities of the Association, and

WHEREAS, the Bylaws of the Association have provided that the Trust Audit Committee be composed of directors which are not active officers and/or employees, and such Bylaws therefore require amendment to permit the Association's Committee membership to be comprised of individuals who are active officers and/or employees.

RESOLVED, that Section 3.2 of the Bylaws of First Trust of California, National Association be amended to read as follows:

        Section 3.2 Audit Committee. The board shall appoint an Audit Committee
                    ---------------
        which shall consist of at least two Directors. If legally permissible, the Board may determine to name itself as the Audit Committee. The Audit Committee shall direct and review audits of the Association's fiduciary activities.

        The members of the Audit Committee shall be appointed each year and shall continue to act until their successors are named. The Audit Committee shall have power to adopt its own rules and procedures and to do those things which in the judgement of such Committee are necessary or helpful with respect to the exercise of its functions or the satisfaction of its responsibilities.